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                                                                    EXHIBIT 10.6

THE SECURITIES REPRESENTED BY THE DEBENTURES AND THE SHARES OF COMMON STOCK OF INTERAMERICAS COMMUNICATIONS CORPORATION 10 BE ISSUED UPON ANY CONVERSION OF THIS DEBENTURE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (II) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISTRIBUTION OF SECURITIES) OR (III) IF AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE. THE SECURITIES EVIDENCED BY THIS DEBENTURE ARE ALSO SUBJECT TO THE REGISTRATION RIGHTS SET FORTH IN THAT CERTAIN SUBSCRIPTION AND PURCHASE AGREEMENT BY AND BETWEEN THE HOLDER HEREOF AND THE COMPANY, A COPY OF WHICH IS ON FILE AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICE.


No.  7                                                                  $150,000

                  INTERAMERICAS COMMUNICATIONS CORPORATION

                7% CONVERTIBLE DEBENTURE DUE FEBRUARY 3,2000

                 THIS DEBENTURE is one of a duly authorized issue of Debentures of InterAmericas Communications Corporation, a corporation duly organized and existing under the laws of the State of Texas (the "Company"), designated as its 7% Convertible Debentures due February 3, 2000 in an aggregate original principal amount not exceeding One Million Five Hundred Thousand Dollars ($1,500,000) (the "Debentures")

                 FOR VALUE RECEIVED, the Company promises to pay to KA Investments, LDC, registered holder hereof (the "Holder"), the principal sum of One Hundred Fifty Thousand Dollars ($ I 50,000) on February 3, 2000 (the "Maturity Date") and to pay interest on the principal sum outstanding from time to time in arrears at the rate of 7% per annum, compounded annually and payable on a semi-annual basis commencing six months after the date hereof, computed on the basis of the actual number of days elapsed in a 365-day year. Any accrued and unpaid interest shall be payable in full on the Maturity Date or, if earlier, on each Conversion Date (hereinafter defined). Accrual of interest shall commence on the date hereof until payment in full of the principal sum has been made or duly provided for. All accrued and unpaid interest shall bear interest at the same rate from and after the due date of the interest payment until so paid. The interest so payable, less any,' amounts required by law to be deducted or withheld, will be paid on the Maturity Date or, if earlier. on each Conversion Date, to the person in whose name the Debenture is registered on the records of the Company regarding registration and transfers of the Debentures (the "Debenture Register"); provided, however, that the Company's obligation to a transferee of this Debenture arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions of the Subscription Agreement executed by the original Holder in connection with the purchase of the Debentures (the "Subscription Agreement"). The principal of, and interest on, the Debentures is payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address last appearing on the Debenture Register of the Company, as designated in writing by the Holder from time to time. In lieu of a cash interest payment, the Holder may require the Company to issue shares of its Common Stock, $.001 par value per share (the "Common Stock"), or a combination of Common Stock and cash as payment of the interest then due and payable. If the Holder elects to receive all or a portion of the interest in Common Stock, the Company shall issue to the Holder such number of fully paid and non-assessable shares of Common Stock as shall have an
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aggregate average closing bid price (as reported on the Nasdaq SmaIlCap Market)
for the five (5) consecutive trading days ending on the trading day prior to the date such interest is payable, equal in amount to the interest which the Holder has elected to receive in kind.

         This Debenture is subject to the following additional provisions:

         1. In the event that the Company has not registered for resale all of the Registrable Shares pursuant to Section 3 of the Subscription Agreement on or before June 30, 1997, the Company shall, for each day or portion thereof that such Registrable Shares are not registered for resale, in addition to the interest accruing at the rate of 7% per annum otherwise payable pursuant to the terms of the Debentures, pay the Holder a premium equal to one tenth of one percent (0.1%) of the aggregate outstanding principal amount of the Debentures, payable weekly in arrears, commencing July 1, 1997. The premium to be paid, if any, shall constitute liquidated damages for the Company's failure to cause the registration of the Registrable Shares. The parties agree that the foregoing damages are reasonable and that the anticipated damages for the failure of the Company to effect such registration are uncertain in amount and difficult to be proved. The premium shall accrue and be payable on a weekly basis in cash or, in lieu of a cash premium payment the Holder may, at its option, require the Company to issue shares of its Common Stock or a combination of Common Stock and cash as payment of the premium then due and payable, until such time as the Holder receives notification of the effectiveness of the Registration Statement or the registration to be effected pursuant to Section 3.2 of the Subscription Agreement. If the Holder elects to receive all or a portion of the premium in Common Stock, the Company shall issue to the Holder such number of fully paid and non-assessable shares of Common Stock as shall have an aggregate average closing bid price (as reported on The Nasdaq SmallCap Market) for the five (5) consecutive trading days ending on the trading day prior to the date such premium is payable, equal in amount to the cash premium which the Company is required to pay in kind.

         2. The Debentures are issuable in denominations of Fifty Thousand Dollars ($50,000) and integral multiples thereof. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder. No service charge will be made for such registration or transfer or exchange.

         3. The Company shall be entitled to withhold from all payments of interest on this Debenture any amounts required to be withheld under the applicable provisions of the United States income tax laws or any other applicable laws at the time of such payments.

         4. This Debenture has been issued subject to certain investment representations of the original Holder hereof (set forth in Section 5 of the Subscription Agreement) and may be offered, sold, transferred or exchanged only in compliance with the Securities Act. Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

         5. Subject to the provisions of Section 7 hereof, the Holder of this Debenture shall have the option to convert up to One Hundred percent (1 00%) of the of the principal amount of the Debentures originally issued to the Holder at any time and from time to time into shares of the Company's Common Stock, at a conversion price for each share of Common Stock equal to the lesser of (i) the average closing bid price (as reported by The Nasdaq Small Cap Market) of the Company's Common Stock for the five (5) consecutive trading days ending on the trading day immediately preceding the date of the Debentures (the "Fixed Conversion Price") or, (ii) eighty-three percent (83%)



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of the average closing bid price (as reported by The Nasdaq SmallCap Market) of the Company's Common Stock for the five (5) consecutive trading days ending on the trading day immediately preceding the Conversion Date (hereinafter defined) (such lesser value being hereinafter referred to as the "Conversion Price"). Notwithstanding the foregoing, in the event that the closing bid price (as reported by The Nasdaq SmallCap Market) of the Company's Common Stock for ten
(10) consecutive trading days is equal to, or less than $2.25 (as adjusted for stock splits, combinations and similar recapitalizations affecting the Common Stock), the Company may, on one and only one occasion, suspend the Purchaser's ability to convert any part of the outstanding Debentures for a period not to exceed forty-five (45) days.

         6. Conversion of this Debenture shall be effectuated b~ surrendering the Debenture to the Company with the form of Notice of Conversion attached hereto as Schedule 1, executed by the Holder of this Debenture evidencing such Holder's intention to convert this Debenture or a specified portion (as provided for above) hereof. The amount of accrued but unpaid interest as of the Conversion Date shall be subject to conversion and paid in shares of Common Stock valued at the Conversion Price. No fractional shares of the Common Stock or scrip representing fractional shares will be issued on conversion, but the number of shares of Common Stock issuable shall be rounded to the nearest whole share. The date on which Notice of Conversion is given shall be deemed to be the date on which the Holder has delivered the Debentures, with the Notice of Conversion duly executed, to the Company, or if earlier, the date such Notice of Conversion is delivered to the Company provided the Debentures are received by the Company within five (5) trading days thereafter. Such date is referred to herein as the "Conversion Date." Facsimile delivery of the Notice of Conversion shall be accepted by the Company. The Company shall issue and register, within three (3) trading days after delivery to the Company of such Notice of Conversion, if the Company has received the original Notice of Conversion and Debenture(s) being so converted by such date, the number of shares of Common Stock to which the Holder shall be entitled, registered in such street or nominee name as may be directed by the Holder in the Notice of Conversion. The Company shall ensure that the shares of Common Stock are at all times Depository Trust Corporation eligible. In the event that the Company fails for any reason to effect delivery of such shares of Common Stock within such three (3) trading day period; (i) the Company shall pay the Holder a premium equal to one percent (1%) of the aggregate principal amount of the Debentures then outstanding and held by the Holder, payable daily, commencing on the fourth (4th) trading day after delivery to the Company of such Notice of Conversion or (ii) the Holder may, in its sole discretion, revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion. The parties agree that the foregoing damages are reasonable and that the anticipated damages for the failure of the Company to effect such delivery are uncertain in amount and difficult to be proved.

         7.       The Conversion Price and number of shares of Common
Stock issuable upon conversion shall be subject to adjustment from time to time as provided in this Section 7.

         (a) In the event the Company should at any time or from time to time after the date of this Debenture fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Fixed Conversion Price shall be appropriately decreased so that the number





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of shares of Common Stock issuable on conversion of the Debentures shall be increased in proportion to such increase in tile aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

         (b) If the number of shares of Common Stock outstanding at any time after the date of the Debentures is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Fixed Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of the Debentures shall be decreased in proportion to such decrease in outstanding shares.

         8. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Debentures, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the outstanding principal amount and accrued interest thereon; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Debentures, in addition to such other remedies as shall be available to the Holder, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, using its best efforts to obtain the requisite stockholder approval necessary to increase the Company's authorized Common Stock.

         9. The Company shall be entitled to prepay the entire amount of the Debentures or any portion hereof, at any time or from time to time, upon not less than ten (10) (nor more than twenty (20)) days' prior written notice. The prepayment price shall equal One Hundred Seventeen Percent (117%) of the principal amount so to be prepaid plus all accrued and unpaid interest. Such prepayment shall be effected by written notice to the Holder, accompanied by prepayment by wire transfer of immediately available funds to an account designated by the Holder. Any such prepayment shall be made pro rata among the Debentures in proportion to the original principal amount thereof.

         10. Any of the following shall constitute an "Event of Default":

         a. The Company shall fail to make any payment (whether principal, interest or otherwise) on the Debentures as and when the same shall be due and payable and such default shall continue for five (5) business days after the due date thereof;

         b. Any of the representations or warranties made by the Company herein, in the Subscription Agreement, or in any certificate or financial or other written statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of the Debentures or the Subscription Agreement shall be false or misleading in any material respect as of the date made;

         c. The Company shall fail to perform or observe, in any material respect any other material covenant, term, provision, condition, agreement or obligation of the Company under the Debentures or the Subscription Agreement and such failure shall continue uncured for a period of five (5) business days after the first date on which such failure arises (it being understood that in the case of defaults which can not reasonably be cured within a 5-day period no grace period shall be necessary as a precondition to the failure to perform such covenant constituting an Event of Default);





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